Exhibit 99.2
CONSENT TO BE NAMED AS DIRECTOR
     The undersigned hereby consents: (i) to being named as a person who has agreed to serve as a director of Orchid Island Capital, Inc. (the “Company”) upon the completion of the initial public offering of Class A common stock described in the Company’s Registration Statement on Form S-11 (as amended or supplemented, the “Registration Statement”); and (ii) to the inclusion of his or her biographical information in the Registration Statement.

/s/ JOHN B. VAN HEUVELEN John B. Van Heuvelen

Dated: April 29, 2011